EXHIBIT 24(a)




                     MODIFIED GUARANTEED ANNUITY CONTRACTS



                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:


     That I, Donald T. DeCarlo of Douglaston, New York, director of The Travelers Insurance Company (hereinafter the "Company"), do hereby make, constitute and appoint JAY S. FISHMAN, Director and Chief Financial Officer of said Company, and ERNEST J. WRIGHT, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form S-2 or other appropriate form under the Securities Act of 1933 for Modified Guaranteed Annuity Contracts to be offered by the Company and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

     IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of April, 1995.



                                            /s/Donald T. DeCarlo
                                            Director
                                            The Travelers Insurance Company